News Release

PartnerRe Ltd. Reports Fourth Quarter and Record Full Year 2004 Results and Increase in Dividend

•	Fourth Quarter Net Income per share of $2.54; Operating Earnings per share of $2.25

PEMBROKE, Bermuda, February 7, 2005 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $143.7 million, or $2.54 per share on a fully diluted basis, for the fourth quarter of 2004. This net income includes net after-tax realized gains on investments of $16.1 million or $0.29 per share. Net income for the fourth quarter of 2003, including net after-tax realized gains on investments of $9.3 million or $0.17 per share, was $104.5 million or $1.84 per share. Operating earnings for the fourth quarter of 2004 were $120.8 million or $2.25 per share on a fully diluted basis. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. This compares to operating earnings of $90.3 million, or $1.67 per share, for the fourth quarter of 2003. All references to per share amounts are on a fully diluted basis.

For the year ended December 31, 2004, net income was $492.4 million or $8.71 per share. Net income for the period includes a net after-tax realized gain on investments of $78.1 million or $1.44 per share. Operating earnings were $392.8 million, or $7.27 per share. Net income for the full year 2003 was $467.7 million or $8.13 per share including net after-tax realized gains of $80.0 million, or $1.48 per share. Operating earnings for the same period in 2003 were $358.3 million or $6.65 per share.

Commenting on the 2004 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “We had an excellent fourth quarter to close out 2004 with record results that are well ahead of our stated plan. Despite facing a challenging year in terms of the number of natural catastrophes and magnitude of losses associated with them, PartnerRe performed exceptionally well, achieving a full year operating return on equity of 17% and growing book value by 20% to year-end book value per share of $50.99. Our achievements in 2004 underscore the strength of the Company both financially and operationally.”

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended December 31		Twelve months ended December 31

	2004	2003	2004	2003

Net Premiums Written	$682,998	$772,509	$3,852,672	$3,589,641

Net Premiums Earned	$942,332	$946,148	$3,733,740	$3,503,442

Non-Life Combined Ratio	94.5%	95.1%	94.3%	93.2%

Net Income	$143,669	$104,530	$492,353	$467,679

Net Income per share (a)	$2.54	$1.84	$8.71	$8.13

Net Operating Earnings (a)	$120,813	$90,286	$392,751	$358,319

Net Operating Earnings per share (a)	$2.25	$1.67	$7.27	$6.65

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results are on a fully diluted basis.

Net premiums written for the fourth quarter 2004 were $683.0 million, a 12% decrease over the comparable period in 2003. Total revenues for the quarter were essentially flat with the fourth quarter of 2003 at $1.1 billion, including $942.3 million of net premiums earned; net investment income of $80.0 million – an increase of 9%; and net realized investment gains of $38.6 million.

For the year ended December 31, 2004, net premiums written were $3.9 billion, a 7% increase over the full year 2003. Total revenues for 2004 were $4.2 billion, including $3.7 billion of net premiums earned, net investment income of $298.0 million, and net realized investment gains of $117.3 million. Total revenues for 2003 were $3.9 billion.

At December 31, 2004, total assets were $12.5 billion, total capitalization was $3.8 billion, and total shareholders’ equity was $3.4 billion. This compares to total assets of $10.9 billion, total capitalization of $3.2 billion and total shareholders’ equity of $2.6 billion at December 31, 2003. Book value per common share at December 31, 2004 was $50.99 on a fully diluted basis, compared to $42.48 per share at December 31, 2003.

News Release

The Company is continuing its share repurchase program which was initiated during the second quarter of 2004. During 2004, the Company repurchased 2.9 million common shares, including 2 million common shares which were part of an accelerated share repurchase agreement executed on December 30, 2004. This partially offset the issuance of 3,478,400 common shares on December 31, 2004, following settlement of the stock purchase contracts associated with the 8% Premium Equity Participating Security (PEPS) Units, which were subsequently retired.

Separately, the Company announced today that its Board of Directors has increased the annual common share dividend by 12% to $1.52 per share from $1.36 per share. Today, the Board declared a regular quarterly dividend of $0.38 per common share, representing the increased level of dividend. The dividend will be payable on March 1, 2005, to common shareholders of record on February 18, 2005, with the stock trading ex-dividend commencing February 16, 2005.

Results of Operations

“Our results this year clearly demonstrate the excellent level of portfolio diversification that we have achieved,” Mr. Thiele said. “While there were variations in results across operating units, overall we achieved excellent underwriting profitability with a Non-Life combined ratio of 94.3% .

“Our Worldwide Specialty operations posted an exceptional 71.2% technical ratio on $1.5 billion in net premiums earned for the year. These outstanding results helped to offset results in both our U.S. and Global Property & Casualty operations, which were impacted by reserve strengthening and the significant natural catastrophes of the third and fourth quarters. We continued to grow both our ART and Life segments, and they are increasingly important components of our overall diversification strategy.

“Our investment operations also added significant value during the year,” said Mr. Thiele. “Investment income increased 14% partially driven by our excellent cash flow of $1.3 billion, and we generated over $117 million in realized capital gains.”

Results by Segment

The Non-Life segment reported net premiums written of $561.8 million for the quarter, down 17% as compared to the same period in 2003. Timing differences in the recording of written premiums affect quarterly year-over-year comparisons, and therefore, the full year written

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premium growth rate is the more relevant measure. For the full year, Non-Life net premiums written were $3.4 billion, representing an increase of 5%. The combined ratio was 94.5% for the fourth quarter compared to 95.1% for the same period in 2003. The Non-Life technical result was $93.5 million in the fourth quarter of 2004 compared to $87.7 million for the prior year period. The results for this quarter include $26 million in estimated claims from the Indian Ocean tsunami, as well as $8 million of net reductions to prior year reserves. The full year technical result was $384.1 million, compared to $391.4 million for the same period in 2003. The combined ratio for the year was 94.3% compared to 93.2% in 2003.

The U.S. Property and Casualty business, which represented approximately 26% of total net premiums written for the year, reported net premiums written of $179.9 million, down 1% from the prior year’s fourth quarter. Net premiums earned decreased 5% during the quarter when compared to the same period in 2003. The technical ratio for this sub-segment was 97.9% compared to 112.8% in the fourth quarter of 2003. For the full year of 2004, net premiums written increased 8% to $990.3 million. The full year technical ratio was 101.0% compared to 101.9% in 2003.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 24% of total net premiums written for the year, reported net premiums written of $123.8 million for the fourth quarter of 2004, compared to $193.9 million for the same period in 2003. Timing differences in the recording of premiums affect the quarterly comparison. For the full-year 2004, net premiums written increased 11% to $944.8 million. Net premiums earned during the quarter were $231.5 million, up 1% from $229.6 million in the fourth quarter 2003. The technical ratio for this sub-segment was 113.3% for the fourth quarter compared to 98.2% for the same period in 2003, primarily reflecting $23 million in net additions to prior year reserves, as increases in motor excess of loss reserves were partially offset by reductions in reserves for property business. The full year technical ratio was 104.2%, compared to 99.3% in 2003.

The Worldwide Specialty business, which represented approximately 39% of total net premiums written for the year, reported net premiums written of $258.1 million for the fourth quarter, down 14% from the fourth quarter of 2003. Net premiums earned were down 6% for the quarter, compared to the same period in 2003. This sub-segment’s technical ratio was 68.1%, compared to 72.3% for the fourth quarter of 2003, reflecting the low level of catastrophe activity during the quarter, as well as net reserve reductions for prior years of approximately $33 million. For the full year, net premiums written were essentially flat with 2003 at $1.5 billion. The full year technical ratio was 71.2%, compared to 73.5% in 2003.

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The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 11% of total net premiums written for the year, reported net premiums written of $120.3 million for the quarter, realizing 31% growth over the fourth quarter of 2003. The allocated underwriting result was a loss of $1 million, compared to a gain of $3 million for the fourth quarter 2003, reflecting approximately $5 million in estimated claims from the Indian Ocean tsunami. For the full year, net premiums written increased 35% to $404.0 million, with an allocated underwriting loss of $4 million, compared to a gain of $6 million in 2003.

The ART (Alternative Risk Transfer) segment comprises finite reinsurance, structured finance, weather related products, and the results of the Company’s investment in Channel Re. Premiums are not a representative measure of activity in ART, as reinsurance accounting does not apply for much of the business in this segment. The ART segment recognizes reinsurance revenues, gross margins, net spreads, or changes in the value of derivative instruments on its various transactions either on the “premium written”, “premium earned”, “investment income”, or “other income” lines of the income statement, in accordance with the applicable accounting guidance. The underwriting result for this segment was a gain of $1 million for the fourth quarter of 2004, compared to a gain of $10 million in the fourth quarter of 2003. For the full year, the ART segment posted a gain of $3 million, compared to a gain of $11 million for 2003. Fourth quarter and full year 2004 results were adversely impacted by weather and catastrophe-related losses.

Commentary and Outlook

“Following an exceptional year in 2004, the January 2005 renewal season was mixed for PartnerRe in terms of pricing and potential future profitability,” Mr. Thiele said. “While the U.S. was rationally competitive with pricing in most lines at reasonable profitability levels, European and international markets were somewhat more competitive than expected. Our financial strength and franchise allowed us to gain a fair amount of new business. However, many customers increased their retentions and we also reduced our participation in those instances where competitive pressures pushed prices and terms and conditions below our standards. As a result, we underwrote a diversified portfolio priced to achieve profitability above our long-term objective, but we expect total consolidated net written premiums to be flat to down 5% in 2005, barring unusual market conditions.”

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of

News Release

realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude overhead expenses. All references to per share amounts in this press release are on the basis of fully diluted shares. Certain reclassifications have been made to prior year consolidated financial statement amounts to conform to the current year presentation and the new segment presentation.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. At December 31, 2004, total revenues were $4.2 billion, total assets were $12.5 billion, total capitalization was $3.8 billion and total shareholders’ equity was $3.4 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except per share data)
(Unaudited)

	For the three months ended December 31, 2004	For the three months ended December 31, 2003	For the year ended December 31, 2004	For the year ended December 31, 2003

Revenues
Gross premiums written	$686,551	$775,321	$3,887,516	$3,624,518

Net premiums written	$682,998	$772,509	$3,852,672	$3,589,641
Decrease (increase) in unearned premiums	259,334	173,639	(118,932)	(86,199)

Net premiums earned	942,332	946,148	3,733,740	3,503,442
Net investment income	79,961	73,156	297,997	261,697
Net realized investment gains	38,646	18,984	117,339	86,656
Other income	6,889	12,055	23,623	21,101

Total Revenues	1,067,828	1,050,343	4,172,699	3,872,896

Expenses
Losses and loss expenses including life policy benefits	625,268	661,597	2,475,743	2,365,742
Acquisition costs	227,798	203,875	901,554	773,230
Other operating expenses	67,791	63,772	271,331	235,739
Interest expense	10,204	6,031	40,744	18,570
Net foreign exchange gains	(14,680)	(2,744)	(16,586)	(11,824)

Total Expenses	916,381	932,531	3,672,786	3,381,457

Income before distributions related to trust preferred
and mandatorily redeemable preferred securities and taxes	151,447	117,812	499,913	491,439
Distributions related to trust preferred and mandatorily
redeemable preferred securities	-	4,010	-	21,650
Income tax expense	7,778	9,272	7,560	2,110

Net income	$143,669	$104,530	$492,353	$467,679

Preferred dividends	$6,804	$4,970	$21,485	$29,390

Operating earnings available to common shareholders	$120,813	$90,286	$392,751	$358,319

Comprehensive income	$245,827	$135,414	$576,289	$562,043

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.27	$1.68	$7.34	$6.73
Net realized investment gains, net of tax	0.31	0.17	1.46	1.50

Basic net income	$2.58	$1.85	$8.80	$8.23

Weighted average number of common shares
outstanding	53,130.0	53,674.9	53,490.8	53,238.6

Diluted operating earnings	$2.25	$1.67	$7.27	$6.65
Net realized investment gains, net of tax	0.29	0.17	1.44	1.48

Diluted net income	$2.54	$1.84	$8.71	$8.13

Weighted average number of common and
common equivalent shares outstanding	53,809.0	54,176.1	54,047.4	53,895.9

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	December 31, 2004	December 31, 2003

Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2004, $6,611,683; 2003, $5,241,494)	$6,723,580	$5,343,651
Short-term investments, at fair value
(amortized cost: 2004, $28,691; 2003, $46,271)	28,694	46,307
Equities, at fair value
(cost: 2004, $887,006; 2003, $614,697)	1,010,777	713,950
Trading securities, at fair value (cost: 2004, $102,371; 2003, $113,385)	108,402	122,544
Cash and cash equivalents, at fair value, which approximates amortized cost	436,003	558,692
Other invested assets	90,268	11,776

Total investments and cash	8,397,724	6,796,920
Accrued investment income	151,871	132,291
Reinsurance balances receivable	1,356,771	1,214,269
Reinsurance recoverable on paid and unpaid losses	180,710	188,706
Funds held by reinsured companies	1,100,107	1,068,432
Deferred acquisition costs	409,332	354,854
Deposit assets	299,408	508,037
Taxes recoverable	81,235	80,835
Goodwill	429,519	429,519
Other	104,564	129,337

Total Assets	$12,511,241	$10,903,200

Liabilities
Unpaid losses and loss expenses	$5,766,629	$4,755,059
Policy benefits for life and annuity contracts	1,277,101	1,162,016
Unearned premiums	1,194,778	1,035,450
Funds held under reinsurance treaties	21,875	27,399
Deposit liabilities	344,202	570,634
Long-term debt	220,000	220,000
Accounts payable, accrued expenses and other	128,606	132,064
Debt related to trust preferred securities	206,186	206,186
Mandatorily redeemable preferred securities	-	200,000

Total Liabilities	9,159,377	8,308,808

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2004, 54,854,398; 2003, 53,741,553)	54,854	53,742
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2004 and 2003, 11,600,000; aggregate liquidation preference: 2004 and 2003, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding: 2004, 9,200,000;
2003, nil; aggregate liquidation preference: 2004, $230,000,000; 2003, nil)	9,200	-
Additional paid-in capital	1,288,292	1,023,167
Deferred compensation	(199)	(125)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	194,575	166,492
Currency translation adjustment	72,510	16,657
Retained earnings	1,721,032	1,322,859

Total Shareholders' Equity	3,351,864	2,594,392

Total Liabilities and Shareholders' Equity	$12,511,241	$10,903,200

Shareholders’ Equity Per Common Share	$51.63	$42.88

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of stock options and warrants)	$50.99	$42.48

Number of Diluted Common Shares Outstanding	55,533.4	54,242.8

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended December 31, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$180	$124	$258	$562	$1	$124	$-	$687

Net premiums written	$180	$124	$258	$562	$1	$120	$-	$683
Decrease in unearned premiums	28	107	119	254	-	5	-	259

Net premiums earned	$208	$231	$377	$816	$1	$125	$-	$942
Losses and loss expenses including
life policy benefits	(150)	(203)	(172)	(525)	1	(101)	-	(625)
Acquisition costs	(54)	(60)	(84)	(198)	-	(30)	-	(228)

Technical Result	$4	$(32)	$121	$93	$2	$(6)	$-	$89
Other income	n/a	n/a	n/a	6	1	-	-	7
Other operating expenses	n/a	n/a	n/a	(48)	(2)	(6)	(12)	(68)

Underwriting Result	n/a	n/a	n/a	$51	$1	$(12)	n/a	$28
Net investment income	n/a	n/a	n/a	n/a	-	11	69	80

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(1)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	39	39
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	15	15
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(8)	(8)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$144

Loss ratio (1)	72.3%	87.5%	45.7%	64.3%
Acquisition ratio (2)	25.6	25.8	22.4	24.2

Technical ratio (3)	97.9%	113.3%	68.1%	88.5%
Other overhead expense ratio (4)				6.0

Combined ratio (5)				94.5%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $2.5 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the three months ended December 31, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$181	$193	$303	$677	$5	$93	$-	$775

Net premiums written	$182	$194	$301	$677	$4	$92	$-	$773
Decrease (increase) in unearned premiums	37	36	101	174	(1)	-	-	173

Net premiums earned	$219	$230	$402	$851	$3	$92	$-	$946
Losses and loss expenses including
life policy benefits	(193)	(176)	(214)	(583)	(2)	(76)	-	(661)
Acquisition costs	(54)	(50)	(76)	(180)	-	(24)	-	(204)

Technical Result	$(28)	$4	$112	$88	$1	$(8)	$-	$81
Other income	n/a	n/a	n/a	-	12	-	-	12
Other operating expenses	n/a	n/a	n/a	(47)	(3)	(6)	(8)	(64)

Underwriting Result	n/a	n/a	n/a	$41	$10	$(14)	n/a	$29
Net investment income	n/a	n/a	n/a	n/a	-	17	56	73

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	19	19
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	3	3
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(9)	(9)
Distributions related to trust preferred and
mandatorily redeemable preferred securities	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$105

Loss ratio (1)	88.1%	76.7%	53.4%	68.5%
Acquisition ratio (2)	24.7	21.5	18.9	21.1

Technical ratio (3)	112.8%	98.2%	72.3%	89.6%
Other overhead expense ratio (4)				5.5

Combined ratio (5)				95.1%

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the year ended December 31, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$991	$944	$1,531	$3,466	$5	$417	$-	$3,888

Net premiums written	$990	$945	$1,509	$3,444	$5	$404	$-	$3,853
(Increase) decrease in unearned premiums	(97)	(16)	(9)	(122)	1	2	-	(119)

Net premiums earned	$893	$929	$1,500	$3,322	$6	$406	$-	$3,734
Losses and loss expenses including
life policy benefits	(699)	(730)	(744)	(2,173)	(7)	(296)	-	(2,476)
Acquisition costs	(204)	(238)	(323)	(765)	(1)	(136)	-	(902)

Technical Result	$(10)	$(39)	$433	$384	$(2)	$(26)	$-	$356
Other income	n/a	n/a	n/a	6	18	-	-	24
Other operating expenses	n/a	n/a	n/a	(194)	(13)	(22)	(42)	(271)

Underwriting Result	n/a	n/a	n/a	$196	$3	$(48)	n/a	$109
Net investment income	n/a	n/a	n/a	n/a	-	44	254	298

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	117	117
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(41)	(41)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	17	17
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(8)	(8)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$492

Loss ratio (1)	78.2%	78.6%	49.6%	65.4%
Acquisition ratio (2)	22.8	25.6	21.6	23.0

Technical ratio (3)	101.0%	104.2%	71.2%	88.4%
Other overhead expense ratio (4)				5.9

Combined ratio (5)				94.3%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $6.0 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the year ended December 31, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$920	$848	$1,542	$3,310	$5	$310	$-	$3,625

Net premiums written	$920	$849	$1,517	$3,286	$4	$300	$-	$3,590
(Increase) decrease in unearned premiums	(77)	(10)	1	(86)	(1)	-	-	(87)

Net premiums earned	$843	$839	$1,518	$3,200	$3	$300	$-	$3,503
Losses and loss expenses including
life policy benefits	(645)	(625)	(827)	(2,097)	(2)	(267)	-	(2,366)
Acquisition costs	(214)	(209)	(289)	(712)	-	(61)	-	(773)

Technical Result	$(16)	$5	$402	$391	$1	$(28)	$-	$364
Other income	n/a	n/a	n/a	-	21	-	-	21
Other operating expenses	n/a	n/a	n/a	(176)	(11)	(19)	(30)	(236)

Underwriting Result	n/a	n/a	n/a	$215	$11	$(47)	n/a	$149
Net investment income	n/a	n/a	n/a	n/a	-	53	209	262

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$6	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	87	87
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(18)	(18)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	12	12
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(2)	(2)
Distributions related to trust preferred and
mandatorily redeemable preferred securities	n/a	n/a	n/a	n/a	n/a	n/a	(22)	(22)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$468

Loss ratio (1)	76.5%	74.5%	54.5%	65.5%
Acquisition ratio (2)	25.4	24.8	19.0	22.2

Technical ratio (3)	101.9%	99.3%	73.5%	87.7%
Other overhead expense ratio (4)				5.5

Combined ratio (5)				93.2%

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three months ended December 31, 2004	For the three months ended December 31, 2003	For the year ended December 31, 2004	For the year ended December 31, 2003

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	18%	22%	19%	21%
Casualty	19	17	21	19
Motor	7	10	10	10
Worldwide Specialty
Agriculture	5	5	4	4
Aviation/Space	10	11	6	8
Catastrophe	2	2	9	10
Credit/Surety	8	6	6	5
Engineering/Energy	6	7	6	7
Marine	3	2	2	3
Special Risk	4	5	6	5
ART	-	1	-	-
Life	18	12	11	8

Geographic Distribution of Gross Premiums Written:
Europe	43%	42%	45%	41%
North America	43	45	40	44
Asia, Australia and New Zealand	8	7	9	10
Latin America and the Caribbean	5	5	5	4
Africa	1	1	1	1

As at
December 31,
2004

Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moodys	Aa3
A.M. Best	A+
Fitch	AA

	As at December 31, 2004		As at December 31, 2003
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	6%	$220,000	7%
Trust Preferred Securities (1)	200,000	5	200,000	6
Series B Cumulative Redeemable Preferred Shares (PEPS)	-	-	200,000	6
6.75% Series C Cumulative Preferred Shares, aggregate liquidation	290,000	8	290,000	9
6.5% Series D Cumulative Preferred Shares, aggregate liquidation	230,000	6	-	-
Common Shareholders' Equity	2,831,864	75	2,304,392	72

Total Capital	$3,771,864	100%	$3,214,392	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at December 31, 2004		As at December 31, 2003
Investment Portfolio:
Credit Quality	AAA	62%		57%
	AA	2		3
	A	18		19
	BBB	12		14
	Below Investment Grade/Unrated	6		7

By Class	U.S. Government	5%		7%
	U.S. Mortgage/Asset Backed	16		17
	U.S. Corporates	23		26
	Foreign Fixed Income	34		31
	Equities and Equity Substitutes	16		15
	Cash (net of pending transactions)	6		4

Expected average duration		3.4	Yrs	3.6	Yrs

Average yield to maturity at market		3.8%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three months ended December 31, 2004	For the three months ended December 31, 2003	For the year ended December 31, 2004	For the year ended December 31, 2003
	(in thousands of U.S. dollars except per share data)
Reconciliation of GAAP and non-GAAP measures:

Net income	$143,669	$104,530	$492,353	$467,679
Less:
Net realized investment gains, net of tax	16,052	9,274	78,117	79,970
Dividends to preferred shareholders	6,804	4,970	21,485	29,390

Operating earnings available to common shareholders	$120,813	$90,286	$392,751	$358,319

Diluted net income per common share	$2.54	$1.84	$8.71	$8.13
Less:
Net realized investment gains, net of tax, per common share	0.29	0.17	1.44	1.48

Diluted operating earnings per common share	$2.25	$1.67	$7.27	$6.65

Annualized return on beginning common shareholders' equity
calculated with net income	23.8%	21.8%	20.4%	24.0%
Less:
Net realized investment gains, net of tax	2.8	2.0	3.4	4.4

Annualized operating return on equity	21.0%	19.8%	17.0%	19.6%